Exhibit 10.1
FIRST AMENDMENT TO
HANOVER COMPRESSOR COMPANY
2006 STOCK INCENTIVE PLAN
     WHEREAS, Hanover Compressor Company (the “Company”) maintains the Hanover Compressor Company 2006 Stock Incentive Plan (the “Plan”); and
     WHEREAS, the Company desires to amend the Plan in certain respects and Paragraph XIII of the Plan provides that the Board of Directors of the Company may amend the Plan;
     NOW, THEREFORE, the Plan shall be amended as follows effective as of February 3, 2007, with respect to Awards (as such term is defined in the Plan) made on or after such date:
     1. The first sentence of Paragraph XII(c) of the Plan shall be deleted and the following shall be substituted therefor:
“Except as otherwise specifically provided in an Award Notice, effective upon a Corporate Change (or at such earlier time as the Committee may provide), all Options then outstanding shall immediately become exercisable in full, all Restricted Stock shall vest in full and cease to be subject to any restrictions, all Restricted Stock Units shall vest in full and cease to be subject to any restrictions, any Stock Appreciation Rights shall immediately be exercisable in full, and all Performance Awards shall vest and become immediately payable in full at 100% of their respective target levels.”
     2. As amended hereby, the Plan is specifically ratified and reaffirmed.